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                                                                   EXHIBIT 10.11


                                LIMITED GUARANTY

         This limited guaranty is made as of the 22nd day of March, 1995, by TRILLIUM CORPORATION ("Guarantor"), to and for the benefit of U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, and its successors, participants, and assigns ("U. S. Bank").

                                R E C I T A L S :

         GARGOYLES, INC., a Washington corporation ("Borrower") and U. S. Bank have entered into that certain credit agreement (collectively referred to, together with all supplements, exhibits and amendments, as the "Credit Agreement") whereby U. S. Bank has agreed to make such loans and advances of credit to Borrower as set forth therein (herein collectively referred to as the "Loans"). Terms defined in the Credit Agreement are used herein with the same meanings, unless otherwise defined.

         Guarantor acknowledges that Guarantor has had an opportunity to review the Credit Agreement and the other Loan Documents and is fully familiar with the terms of the Loans. Guarantor is financially interested in Borrower and will receive certain benefits as a result of Guarantor's promise. Guarantor acknowledges that this Guaranty is a condition to U. S. Bank's consent to make the Loans to Borrower. Guarantor agrees that this Guaranty is made for the benefit of Guarantor.

         NOW, THEREFORE, in order to induce U. S. Bank to consent to making the Loans to Borrower on the terms and conditions of the Credit Agreement, Guarantor agrees as follows:

                             UNCONDITIONAL GUARANTY

         Except as provided in Article II herein, Guarantor jointly, severally, unconditionally, absolutely, and irrevocably guarantees the due and punctual payment of the principal and interest on the Term Loan and the Term Note and all money due or that may become due thereunder, whether (a) according to the present terms thereof or at any earlier or accelerated date or dates as provided therein, (b) pursuant to any extension of time, or (c) pursuant to any amendment, modification, or replacement thereof (collectively, "Obligations").
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                     LIMITATION AND TERMINATION OF GUARANTY

NOTICE

         Notwithstanding any provisions of this Guaranty to the contrary, the following conditions precedent shall exist prior to the enforcement by U. S. Bank of any of its rights under this Guaranty:

         There shall have occurred an Event of Default, and U. S. Bank shall have given Borrower and Guarantor written notice of acceleration of the Term Loan (the "Notice of Acceleration").

         There shall exist an Event of Default 60 days after the date of the Notice of Acceleration, which date (60 days after the date of the Notice of Acceleration) shall hereinafter be referred to as the "Guaranty Obligation Date."

LIMITATION

         Notwithstanding the provisions of Article I herein, Guarantor's liability under this Guaranty is limited to an amount equal to:

         The outstanding balance of the Term Loan on the Guaranty Obligation Date, less an amount equal to Borrower's Tangible Net Worth on the Guaranty Obligation Date; provided that in the event that Borrower's Tangible Net Worth on the Guaranty Obligation Date is less than $-0-, for purposes of the calculation set in this Section 2.1(a), Borrower's Tangible Net Worth shall be deemed to be $-0-; plus

         Accrued interest on the amount of principal guaranteed pursuant to
Section 2.1(a); plus

         An amount equal to all costs incurred (including reasonable attorney fees) by U. S. Bank in connection with the enforcement by U. S. Bank of this Guaranty, as provided for in Section 14.7 herein.

APPLICATION OF PAYMENTS

         Guarantor acknowledges and agrees that during the continuance of any Event of Default, U. S. Bank may apply any payments received from Borrower and any amounts received from U. S. Bank's realization on the Collateral to any outstanding Indebtedness of Borrower to U. S. Bank in the order of priority determined in U. S. Bank's sole discretion, and that U. S. Bank shall not be obligated to such monies received first to the Term Loan.


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TERMINATION

         This Guaranty shall terminate and all collateral provided to U. S. Bank by Guarantor to secure this Guaranty shall be released and returned to Guarantor if and when Borrower's Tangible Net Worth less the outstanding principal balance of the Term Loan is equal to or greater than $-0- as of the end of any fiscal year of Borrower subsequent to the date of this Guaranty; provided that (i) at the time of termination, there exists no Event of Default, and (ii) U. S. Bank shall have received audited financial statements of Borrower confirming that as of the end of Borrower's fiscal year, Borrower's Tangible Net Worth less the outstanding balance of the Term Loan is equal to or greater than $-0-.

                              WAIVERS BY GUARANTOR
                            AND RIGHTS OF U. S. BANK

         Guarantor intends that it shall remain unconditionally liable for payment of all the Obligations regardless of any act or omission which might otherwise operate as a legal or equitable defense to discharge Borrower, Guarantor, or any other guarantor in whole or part. Therefore, Guarantor hereby waives any defense Guarantor may have to the enforceability of its obligations hereunder by virtue of any of the following and U. S. Bank may do any of the following things as many times as U. S. Bank wishes, without Guarantor's permission and without notifying Guarantor, and this will not affect Guarantor's promise to pay U. S. Bank the amount of the Obligations:

         U. S. Bank does not have to notify Guarantor of U. S. Bank's acceptance of this Guaranty;

         U. S. Bank does not have to notify Guarantor when U. S. Bank makes Fundings under the Credit Agreement, extends credit to Borrower, or pays the obligations of Borrower;

         Except as provided in Section 2.1 herein, U. S. Bank does not have to notify Guarantor of (i) Borrower's failure to pay Borrower's obligations when due or (ii) Borrower's failure to perform any other obligation under the Loan Documents;

         U. S. Bank may extend, renew, accelerate, or otherwise change the time for payment of any of Borrower's obligations to U. S. Bank;

         U. S. Bank may make any other changes in the Loan Documents pursuant to the terms of the Loan Documents;


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         U. S. Bank may release Borrower, any other guarantor, or anyone else against whom U. S. Bank may have the right to collect amounts that may become due under the Loan Documents;

         U. S. Bank may apply Collateral and direct the order or manner of sale thereof as U. S. Bank in its discretion may determine;

         U. S. Bank may apply any money or Collateral received from or on behalf of the Borrower to the repayment of any Indebtedness due to U. S. Bank in any order U. S. Bank determines;

         U. S. Bank may release, surrender, substitute, take additional, or exchange, any Collateral U. S. Bank now holds or may later acquire as security for Borrower's Indebtedness to U. S. Bank or Guarantor's obligations hereunder;

         U. S. Bank may forbear from pursuing Borrower or from foreclosing or otherwise realizing upon any security interest, letter of credit, or other guaranty;

         U. S. Bank may impair any Collateral or Guarantor's obligations hereunder by its acts or omissions, including but not limited to failing to perfect a security interest in any Collateral;

         Except as otherwise provided herein and unless otherwise agreed to by
U. S. Bank in writing, Guarantor hereby waives any defense arising out of the absence, impairment, or loss of (i) any or all rights of recourse, reimbursement, contribution, or subrogation or (ii) any other right or remedy of Guarantor against Borrower or any other party or Collateral to collect amounts that Guarantor is obligated to pay under this Guaranty;

         Guarantor waives diligence, demand for performance, notice of nonperformance, presentment, protest, notice of dishonor, and indulgences and notices of every other kind;

         Guarantor agrees that U. S. Bank may in its sole discretion proceed against all or any portion of the Collateral by way of either judicial or nonjudicial foreclosure.

         Guarantor understands that a nonjudicial foreclosure of any deed of trust securing the indebtedness of Borrower to U. S. Bank could impair or eliminate any subrogation, reimbursement, or contribution rights Guarantor may have against the grantor of the deed of trust; nevertheless, Guarantor waives and relinquishes any defense based upon the loss of such rights or any other defense that may otherwise arise out of RCW 61.24.100 or any other applicable anti-deficiency statute of another state. Guarantor understands and agrees that
U. S. Bank may in its discretion


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nonjudicially foreclose one or more deeds of trust granted to it by Borrower, then collect from Guarantor a sum equal to the difference between the total amount of the Obligations and the amount of the successful bid at each trustee sale.

                        U. S. BANK'S RIGHT NOT TO PROCEED
                      AGAINST BORROWER, OTHER GUARANTORS OR
                                   COLLATERAL

         Provided that the conditions of Section 2.1 herein are satisfied, if an Event of Default occurs under the Credit Agreement, U. S. Bank may enforce this guaranty against Guarantor (a) without attempting to collect or without exhausting U. S. Bank's efforts to collect from Borrower, any other guarantor, or anyone else who is liable for the Obligations or (b) without attempting to enforce U. S. Bank's rights in any Collateral. Without limiting the foregoing,
U. S. Bank may sue on any Note or Notes or may take any other action authorized under the Loan Documents or by law. In each case, U. S. Bank shall have the right to exercise its remedies in whatever order it elects and may join Guarantor in any suit on the Loan Documents or can proceed against Guarantor in a separate proceeding. In case of suit, sale, or foreclosure, only the net proceeds therefrom, after deducting all charges and expenses of any kind and nature whatsoever, shall be applied to the reduction of the amount due on the Loan Documents, and U. S. Bank shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment under or enforcement of this Guaranty. At any sale of the Collateral, U. S. Bank may at its discretion purchase all or any part of the Collateral and may apply against the amount bid therefor all or any portion of the balance due it pursuant to the terms of any Note; provided, however, that the proceeds from the sale of stock pledged to U. S. Bank by Guarantor shall only be applied to the Obligations hereunder. Guarantor hereby waives the right to object to the amount that may be bid by U. S. Bank at such foreclosure sale.

                       BANKRUPTCY AND ASSIGNMENT OF RIGHTS

         Guarantor agrees that its obligation to make payment under the terms of this Guaranty shall not be impaired, modified, changed, released, or limited in any manner by any impairment, modification, change, release, defense, or limitation of the liability of Borrower or of a receiver, trustee, debtor-in-possession, or estate under any bankruptcy or receivership proceeding. If any payment made by Borrower is reclaimed in a bankruptcy or receivership proceeding, Guarantor shall pay to U. S. Bank the dollar amount of the amount reclaimed. Guarantor further assigns to U. S. Bank all rights Guarantor may have in any proceeding under the U. S. Bankruptcy Code or any receivership or insolvency proceeding until all of the Obligations have been paid in full. This assignment includes all rights of Guarantor to


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be paid by Borrower even if those rights have nothing to do with this Guaranty.
This assignment does not prevent U. S. Bank from enforcing Guarantor's obligations under this Guaranty in any way.

                      GUARANTOR'S DUTY TO KEEP INFORMED OF
                 BORROWER'S AND THE OTHER GUARANTOR'S FINANCIAL
                                    CONDITION

         Guarantor is now adequately informed of Borrower's financial condition, and Guarantor agrees to keep so informed. U. S. Bank need not provide Guarantor with any present or future information concerning the financial condition of Borrower or any other guarantor, and changes in Borrower's or Guarantor's financial condition shall not affect Guarantor's obligations under this Guaranty. Guarantor has not relied on financial information furnished by U. S. Bank, nor will Guarantor do so in the future.

                   REPRESENTATIONS AND WARRANTIES OF GUARANTOR

         Guarantor represents and warrants to U. S. Bank as follows:

         The execution, delivery, and performance by Guarantor of this Guaranty do not and will not (i) conflict with or contravene any law, rule, regulation, judgment, order, or decree of any government, governmental instrumentality, or court having jurisdiction over Guarantor or Guarantor's activities or properties, (ii) conflict with, or result in any default under, any agreement or instrument of any kind to which Guarantor is a party or by which Guarantor or any of Guarantor's properties may be bound or affected, or (iii) require the consent, approval, order, or authorization of, or registration with, or the giving of notice to any United States or other governmental authority or any person or entity not a party to the Loan Documents. By acceptance of this Guaranty, U. S. Bank agrees that the execution and delivery of this Guaranty does not constitute a violation of any credit agreement or other loan document evidencing a credit relationship between U. S. Bank and Guarantor.

         This Guaranty constitutes a legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms;

         There is no action, litigation, or other proceeding pending or to Guarantor's knowledge threatened against Guarantor before any court, arbitrator, or administrative agency that may have a material adverse effect on the assets or the business or financial condition of Guarantor or that would prevent, hinder, or jeopardize the performance by Guarantor of Guarantor's obligations under this Guaranty;


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         Guarantor is fully familiar with all the covenants, terms, and conditions of the Loan Documents; and

         Guarantor is not party to any contract, agreement, indenture, or instrument or subject to any restriction individually or in the aggregate that would have a material adverse affect on Guarantor's financial condition or business or that would in any way jeopardize the ability of Guarantor to perform under this Guaranty.

             SUBORDINATION OF INDEBTEDNESS OF BORROWER TO GUARANTOR

         Any Indebtedness of Borrower now or hereafter held by Guarantor (including, without limitation, any guaranty fees) is hereby subordinated to the Indebtedness of Borrower to U. S. Bank, and during the continuance of any Event of Default, such Indebtedness of Borrower to Guarantor, if U. S. Bank so requests, shall be collected, enforced, and received by Guarantor as trustee for
U. S. Bank and be paid over to U. S. Bank on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

                         WAIVER OF RIGHT OF SUBROGATION

         Until all Indebtedness of Borrower to U. S. Bank is paid in full or as otherwise agreed to by U. S. Bank in writing, Guarantor agrees that Guarantor shall not have, and hereby expressly waives, any claim, right, or remedy that Guarantor may now have or hereafter acquire against Borrower including, without limitation, any claim, remedy, or right of subrogation, reimbursement, exoneration, indemnification, or participation in any claim, right, or remedy that U. S. Bank has or may hereafter have against Borrower or any Collateral that U. S. Bank now has or hereafter acquires, whether or not such claim, right, or remedy arises in equity, under contract, by statute, under common law, or otherwise. Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and U. S. Bank and shall not limit or otherwise affect Guarantor's liability under this Guaranty.

                  PAYMENT OF OBLIGATIONS; EFFECT OF BANKRUPTCY

         This Guaranty shall terminate as provided in Section 2.4 herein or, if earlier, upon payment in full of the Obligations; but this Guaranty shall be automatically reinstated if any payment made on the Term Note is reclaimed in a bankruptcy or receivership proceeding, until Guarantor pays U. S. Bank the amount reclaimed or the amount is otherwise paid to U. S. Bank and is not subject to further reclamation.


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                           EVENTS OF DEFAULT; REMEDIES

EVENTS OF DEFAULT

         "Event of Default," whenever used herein, means any one of the following events (whatever the reason for the Event of Default, whether it shall relate to one or more of the parties hereto, and whether it shall be voluntary or involuntary or be pursuant to or effected by operation of Applicable Law):

         If there shall occur an Event of Default under the Credit Agreement; or

         If Guarantor fails to observe or perform any term, covenant, or agreement to be performed or observed pursuant to this Guaranty.

REMEDIES

         Upon the occurrence of any Event of Default hereunder, the Obligations shall then or at any time thereafter, at the option of U. S. Bank become immediately due and payable without notice or demand, and U. S. Bank shall have an immediate right to pursue the remedies provided herein.

         If an Event of Default occurs hereunder, U. S. Bank shall have all remedies provided by law. Guarantor hereby waives any notice of the occurrence of any Event of Default hereunder.

                              FINANCIAL STATEMENTS

REPRESENTATION AND WARRANTY

         Guarantor represents and warrants to U. S. Bank that the financial statements of Guarantor and all schedules and notes included in such financial statements that have been delivered to U. S. Bank are true and correct in all material respects, and present fairly the financial position of Guarantor as of the dates of such statements.

FINANCIAL DATA

         Guarantor agrees that so long as this Guaranty is in effect, Guarantor shall furnish to U. S. Bank:

         As soon as practicable and in any event within 150 days after the close of each fiscal year of Guarantor, the following financial statements of Guarantor, setting forth the corresponding figures for the previous fiscal year in comparative form where appropriate, all in reasonable detail and audited (without any qualification or


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
exception deemed material by U. S. Bank) by Guarantor's current independent certified public accountant or such other independent certified public accountant selected by Borrower and satisfactory to U. S. Bank: balance sheet, statement of income, and statement of cash flows; and

         As soon as practicable and in any event within 30 days after the close of each fiscal quarter of Guarantor, in-house financial statements of Guarantor for each such quarter, all in reasonable detail and certified by Guarantor to be true and correct.

                              CAPITAL CONTRIBUTION

OBLIGATION

         Borrower and Guarantor have informed U. S. Bank that Borrower expects to receive approximately $730,000 in cash between the date hereof and April 30, 1995, in connection with the settlement of litigation involving the licensing of Borrower's products (the "Settlement Payment"). Such payment may be made in the form of repayment of debt owed to Borrower by Pro-Tec, Inc. after Pro-Tec, Inc. receives the Settlement Payment, provided that such payment is made on or before April 30, 1995. In the event that Borrower does not receive the Settlement Payment on or before April 30, 1995, then Guarantor shall contribute to Borrower's capital or loan to Borrower on a subordinated basis (pursuant to a subordination agreement in form acceptable to U. S. Bank) $730,000 in cash on or before April 30, 1995. The obligation of Guarantor set forth in this Article XIII is in addition to all other obligations of Guarantor set forth in this Guaranty. Guarantor's obligations under this Section 13.1 may be satisfied by Borrower issuing additional shares of stock at no less than 90 percent of the per share price paid by Guarantor to acquire Borrower's stock.

REPAYMENT

         In the event Borrower receives the Settlement Payment after Guarantor satisfies its obligation under Section 13.1 herein, Borrower may return the capital contribution (whether or not for additional shares issued pursuant to Section 13.1 herein) or repay the subordinated debt referred to in Section 13.1 herein, provided that there exists no Event of Default at the time of the return or repayment and that the return or repayment does not result in the existence of an Event of Default.


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                               GENERAL PROVISIONS

BENEFITS OF AGREEMENT

         Guarantor agrees that (a) this Guaranty shall inure to the benefit of and may be enforced by U. S. Bank and any subsequent holder of any of the Note and related Loan Documents and (b) this Guaranty shall be binding upon and enforceable against Guarantor and its successors and assigns.

NO ASSIGNMENT

         Guarantor agrees that no assignment of Guarantor's obligations under this Guaranty may be made to any Person without the prior written consent of U.
S. Bank.

RULES OF CONSTRUCTION

         Unless some other meaning and intent is apparent from the context, the plural shall include the singular and vice versa, and masculine, feminine, and neuter words shall be used interchangeably.

GOVERNING LAW

         This Guaranty shall be construed according to the laws of the state of Washington, without giving effect to its principles of conflicts of law.

ENTIRE AGREEMENT; MERGER

         This Agreement constitutes the entire understanding between U. S. Bank and Guarantor with respect to the subject matter hereof; no course of prior dealing between the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement or modify any terms; and there are no conditions to the full effectiveness of this Guaranty. All prior, and contemporaneous negotiations, understandings, and agreements between Guarantor and U. S. Bank with respect to the subject matter hereof are merged in this Guaranty.

INVALID PROVISIONS

         If any provision of this Guaranty is invalid, illegal, or unenforceable, such provision shall be considered severed from the rest of this Guaranty and the remaining provisions shall continue in full force and effect as if the invalid provision had not been included. This Guaranty may be changed, modified, or supplemented only through a writing signed by Guarantor and U. S. Bank.


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ATTORNEY FEES AND COLLECTION EXPENSES

         If there shall occur any Default or Event of Default, U. S. Bank shall be entitled to recover from Guarantor, upon demand, any costs and expenses incurred in connection with the preservation of rights under, and enforcement of, this Guaranty whether or not any lawsuit or arbitration proceeding is commenced, in all such cases including, without limitation, reasonable attorney fees and costs (including the allocated fees of internal counsel). Costs and expenses as referred to above shall include, without limitation, a reasonable hourly rate for collection personnel, whether employed in-house or otherwise, overhead costs as reasonably allocated to the collection effort, and all other expenses actually incurred. Reasonable attorney fees and costs shall include, without limitation, attorney fees and costs incurred in connection with any bankruptcy case or other insolvency proceeding commenced by or against Borrower or any Person granting a security interest in any item of Collateral, including all fees incurred in connection with (a) moving for relief from the automatic stay, to convert or dismiss the case or proceeding, or to appoint a trustee or examiner or (b) proposing or opposing confirmation of a plan of reorganization or liquidation, in any case without regard to the identity of the prevailing party.

CONSENT TO JURISDICTION AND VENUE

         Guarantor hereby (a) irrevocably submits to the jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce, or otherwise arising out of or relating to, this Guaranty; (b) irrevocably waives to the fullest extent permitted by law any objection that Guarantor may now or hereafter have to the laying of venue in any such action or proceeding in any such forum; and (c) further irrevocably waives any claim that any such forum is an inconvenient forum. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of U. S. Bank to bring any action or proceeding against Guarantor in any court of any other jurisdiction.

ARBITRATION

         Either Guarantor or U. S. Bank may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this Guaranty, the Loan, or the Credit Agreement be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U. S. Code. All Claims will be subject to the statutes of limitations that would be applicable if the claims were litigated. This provision is void if the Loan, at the time of the proposed submission to


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arbitration, is secured by real property located outside of Oregon or
Washington, or if the effect of the arbitration procedure (as opposed to any Claims of Guarantor) would be to materially impair U. S. Bank's ability to realize on any Collateral pursuant to an arbitration ruling favorable to U. S. Bank.

         If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues. If any party's Claim is more than $100,000, three neutral arbitrators will decide all issues. All arbitrators will be active Washington State Bar members in good standing. All arbitration hearings will be held in Seattle, Washington. In addition to all other powers, the arbitrator or arbitrators shall have the exclusive right to determine all issues of arbitrability and shall have the authority to issue subpoenas. Judgment on any arbitration award may be entered in any court with jurisdiction.

         If either party institutes any judicial proceeding relating to this Guaranty, the Loan, or the Credit Agreement, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, whether or not the parties arbitrate any Claim, each has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff, (ii) self-help repossession, (iii) judicial or nonjudicial foreclosure against real or personal collateral, (iv) provisional remedies including injunction, appointment of receiver, attachment, claim and delivery, and replevin.

         This arbitration clause can only be modified or waived by either party in writing, which writing must refer to this arbitration clause and be signed by Guarantor and U. S. Bank.

COUNTERPARTS

         This Guaranty can be executed in counterpart originals. This Guaranty shall be binding on each person who signs a counterpart of this Guaranty even if everyone listed in the Guaranty does not agree to the Guaranty.


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         THE UNDERSIGNED CLEARLY UNDERSTANDS THAT U. S. BANK DOES NOT HAVE TO
PURSUE BORROWER OR PURSUE ANY OTHER REMEDIES BEFORE DEMANDING PAYMENT FROM GUARANTOR. GUARANTOR FURTHER UNDERSTANDS THAT IT WILL HAVE TO PAY AMOUNTS THEN DUE EVEN IF BORROWER OR ANY OF THE OTHER GUARANTORS DO NOT MAKE THE PAYMENTS OR ARE OTHERWISE RELIEVED OF THE OBLIGATION TO MAKE PAYMENTS.

                                            TRILLIUM CORPORATION,
                                            a Washington corporation



                                            By   /s/  Timothy C. Potts
                                                 -------------------------------

                                            Title       Sr. Vice President
                                                   -----------------------------







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